Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF FLORIDA
MARTIN FULLER, Individually and on Behalf of All Others Similarly Situated,	No. 11-81184-CIV-MARRA
Plaintiffs,	Hon. Kenneth A. Marra
v.	(Securities Class Action)
IMPERIAL HOLDINGS et al.,
Defendants.

IN THE CIRCUIT COURT OF THE 15TH JUDICIAL CIRCUIT
IN AND FOR PALM BEACH COUNTY, FLORIDA
ROBERT ANDRZEJCZYK, derivatively on behalf of IMPERIAL HOLDINGS, INC.,	CASE NO. 502012CA013286XXXXMB
Plaintiff,	DIVISION: AJ
v.	(Derivative Action)
ANTONY MITCHELL, RICHARD S. O’CONNELL, JR., JONATHAN NEUMAN, JEROME
A. PARSLEY, DAVID A. BUZEN, MICHAEL A. CROW, WALTER M. HIGGINS III, ROBERT
ROSENBERG, and A. PENN HILL WYROUGH,
Defendants,
and
IMPERIAL HOLDINGS, INC.,
Nominal Defendant.

PUBLICATION NOTICE OF PROPOSED SETTLEMENT OF SECURITIES CLASS
ACTION AND DERIVATIVE ACTION AND SETTLEMENT HEARINGS
To:	ALL INDIVIDUALS OR ENTITIES WHO PURCHASED OR OTHERWISE ACQUIRED IMPERIAL HOLDINGS, INC. SECURITIES EITHER (I) PURSUANT AND/OR TRACEABLE TO THE REGISTRATION STATEMENT ISSUED IN CONNECTION WITH IMPERIAL’S FEBRUARY 7, 2011 INITIAL PUBLIC OFFERING (“IPO”); (II) ON THE OPEN MARKET BETWEEN FEBRUARY 7, 2011 AND FEBRUARY 21, 2012, INCLUSIVE (THE “CLASS PERIOD”).

To:	ALL CURRENT SHAREHOLDERS OF IMPERIAL HOLDINGS, INC. COMMON STOCK.

YOU ARE HEREBY NOTIFIED that pursuant to court order, two hearings will be held in connection with the settlement of two lawsuits concerning Imperial Holdings, Inc. (“Imperial” or the “Company”), a Securities Action and a Derivative Action. The hearing for the Securities Action settlement will take place on December 16, 2013, at 9:00 a.m., at the United States District Court for the Southern District of Florida, West Palm Beach Division, 701 Clematis Street, Room 316, West Palm Beach, Florida 33401, with the Honorable Kenneth A. Marra presiding (the “Securities Court”), for the purpose of determining (1) whether the proposed Securities Action settlement for the sum of $13,600,000, consisting of $12,000,000 in cash and $1,600,000 in Imperial warrants, should be approved by the Court as fair, reasonable and adequate to members of the Class; (2) whether to certify the Settlement Class; (3) whether, thereafter, the Securities Action should be dismissed with prejudice pursuant to the terms and conditions set forth in the Settlement Agreement; (4) whether the proposed plan to distribute the settlement proceeds (the “Plan of Allocation”) is fair, reasonable and adequate and therefore should be approved; and (5) whether the application of Lead Counsel for the payment of attorneys’ fees and expenses incurred in connection with the Securities Litigation should be approved.

The hearing for the Derivative Action settlement will take place on December 17, 2013, at 9:30 a.m., before Judge Joseph Marx, at the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, 205 North Dixie Hwy., West Palm Beach, FL 33401, to determine: (1) whether the terms of the Derivative Action settlement should be approved as fair, reasonable and adequate; (2) whether a Final Judgment approving the proposed settlement and dismissing the Derivative Action on the merits and with prejudice should be entered; and (3) whether the application of Derivative Counsel for the payment of attorneys’ fees and expenses incurred in connection with the Derivative Litigation should be approved.

IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS MAY BE AFFECTED BY THE SECURITIES ACTION SETTLEMENT AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT FUND.

IF YOU ARE A CURRENT OWNER OF IMPERIAL COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED AND RELEASED BY PROCEEDINGS IN THE DERIVATIVE ACTION.

        If you have not yet received: (i) the full printed Joint Notice of Proposed Securities Action and Derivative Action Settlements, Application of Attorneys’ Fees and Expenses, and Settlement Fairness Hearings (the “Joint Notice”), and (ii) a Proof of Claim and Release form, you may obtain copies of these documents by identifying yourself as a Class Member and/or a current shareholder and by contacting the Settlement Administrator at Fuller v. Imperial Holdings, Inc., Settlement Administrator, c/o GCG, P.O. Box 35050, Seattle, WA 98124-3508 or go to the following website: www.ImperialHoldingsSettlement.com.

To participate in the Settlement in the Securities Action, you must submit a Proof of Claim and Release form no later than January 15, 2014. If you are a Class Member and do not exclude yourself from the Class, you will be bound by the Order and Final Judgment of the Court. To exclude yourself from the Class, you must submit a request for exclusion postmarked no later than November 25, 2013. If you are a Class Member and do not submit a proper Proof of Claim and Release form, you will not share in the Settlement in the Securities Action, but you nevertheless will be bound by the Order and Final Judgment of the Court. Any inquiries about the Securities Action can be made to Lead Counsel in the Securities Action, at the address indicated above.

Any objection to the proposed Securities Settlement, the Plan of Allocation, or Lead Counsel’s application for attorneys’ fees and reimbursement of litigation expenses must be filed with the Court and delivered to counsel for the parties on or before November 25, 2013, in the manner and form explained in the Joint Notice.

Any objection to the proposed Derivative Settlement or the application for attorneys’ fees and reimbursement of litigation expenses by Plaintiffs’ Counsel in the Derivative Action must be filed with the Court and delivered to counsel for the parties on or before November 25, 2013, in the manner and form explained in the Joint Notice.

PLEASE DO NOT TELEPHONE THE COURT, THE CLERKS’ OFFICES OR
ANY REPRESENTATIVE OF IMPERIAL REGARDING THIS NOTICE

If you have any questions about the settlements other than requests for Notice forms or Proof of Claim and Release forms, you may contact Lead Counsel in the Securities Action or Plaintiffs’ Counsel in the Derivative Action:

Lead Counsel in the Securities Action:	Plaintiffs’ Counsel in the Derivative Action:

Lionel Z. Glancy, Esq.	Joseph H. Weiss, Esq.
Glancy Binkow & Goldberg LLP	WeissLaw LLP
1925 Century Park East, Suite 2100	1500 Broadway, 16th Floor
Los Angeles, California 90067	New York, New York 10036
1 (888) 773-9224	1 (888) 593-4771
settlements@glancylaw.com	settlements@weisslawllp.com
DATED: August 6, 2013